Exhibit 10.14

Confidential information redacted and filed separately with the Commission.

Omitted portions indicated by [***]

REVISED CONTRACT MANUFACTURING AND PACKAGING AGREEMENT

This Agreement dated as of 4–1-, 2007 by and between Annie’s Homegrown, Inc. (“Annie’s”), a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 564 Gateway Drive, Napa, CA 94558, on the one hand, and Philadelphia Macaroni Company (doing business as Conte Luna Foods) (“Conte Luna”), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania with its principal place of business at 760 South 11th Street, Philadelphia, Pennsylvania 19147, on the other hand.

Whereas, Annie’s wishes for Conte Luna to manufacture, on a non-exclusive basis, the Products set forth in Schedule A—Product List attached to this Agreement, as the same may be amended by the written agreement of Annie’s and Conte Luna (collectively, the “Products”); and

Whereas, Conte Luna desires to manufacture the Products for Annie’s at Conte Luna’s facility located in Grand Forks, North Dakota (“Conte Luna’s Primary Facility”) as Annie’s primary provider for the term of this Agreement (as further defined herein).

Now therefore, in consideration of the mutual covenants and conditions set forth in this Agreement, Annie’s and Conte Luna agree as follows:

Section 1. Requirements; Rejection of Products

1.1 Requirements Contract. Conte Luna shall manufacture, package, store and ship all of Annie’s requirement of the Products in accordance with good manufacturing practices prevailing in the industry and in strict compliance with the terms of this Agreement and the specifications, manufacturing process and quality control standards and coding systems set forth in Schedule 1.1- Product Manufacturing and Storage Specifications (as amended from time to time, the “Specifications”) attached to this Agreement. Conte Luna shall implement any changes in such Specifications and Process Requirements as Annie’s may from time to time request in writing; provided that either (i) such changes do not materially alter Conte Luna’s costs; or (ii) such changes are approved in writing by Conte Luna. Conte Luna shall provide all such services at the Conte Luna Primary Facility; provided, however, that in the event that Conte Luna is unable to provide such services at the Conte Luna Primary Facility, it shall provide uninterrupted service at Conte Luna’s secondary facility in Warminster, Pennsylvania; provided further, that in the event that Conte Luna cannot provide uninterrupted Products as set forth in this Agreement, it will arrange for a third party to provide such Products in accordance with the Specifications and otherwise in accordance with this Agreement (with such third party to produce, package and ship Products in accordance with this Agreement, as though it were Conte Luna) and Conte Luna shall fully assume all costs in excess of those that would be paid by Annie’s had Conte Luna manufactured, packaged, stored and shipped the Products from Conte Luna facilities. Conte Luna’s obligation to assume excess costs for third-party production for any twelve-month period commencing July 1 shall cease when [***] pounds of pasta is produced in that twelve-month period.

1.2 Rejection of Products. The parties agree that: (i) Annie’s may reject and refuse to pay for Products within [***] days of delivery, which (a) do not fully comply with the Specifications; (b) have been damaged during storage or handling prior to being shipped FOB Conte Luna’s Primary Facility; (c) have been damaged during shipping if delivered to Annie’s designated primary warehouse, currently D2000; or (d) are not in compliance with the other terms and conditions of this Agreement. (ii) if Annie’s has previously paid Conte Luna for Products which are later rejected by Annie’s, Annie’s shall invoice Conte Luna, including all supporting documentation, for the cost of such rejected Products and for any freight, handling or other disposition costs or expenses incurred by Annie’s in connection with such rejected Products, and shall receive credit from Conte Luna within 30 days of such invoice; (iii) Annie’s may reject and refuse to pay for Products which have been produced and packaged during a particular production run if quality assurance samples from that production run do not conform to the Specifications or are otherwise not in compliance with the terms and conditions of this Agreement; and (iv) any material, work-in-process or Products rejected by Annie’s shall be disposed of by Conte Luna at Conte Luna’s cost and expense.

1.3 [This paragraph is intentionally left blank.]

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1.4 Scheduling. Use of the Line. Annie’s shall be entitled to up to 100% usage of the production line purchased by Conte Luna in connection with this Agreement; provided that Conte Luna shall be entitled to use the production line for other non-competitive purposes with the consent of Annie’s, which consent shall not be unreasonably withheld. Annie’s shall not require Products in quantities that exceed the normal capacity of the production line during normal hours of operation.

Section 2. Quality Standards; Quality Control.

2.1 Compliance with Applicable Law and the Specifications; Certifications. (i) All Products shall be produced and packaged and all Products and Product Supplies shall be stored and shipped (a) under sanitary conditions and in strict compliance with all federal, state and local laws, rules, regulations and guidelines (including all applicable current Good Manufacturing Practices, including those set forth in 21 C.F.R. Section 110, et. seq., and any other applicable Food and Drug Administration, United States Department of Agriculture and Food Safety Inspection Service guidelines and regulations, including applicable standards of identity appearing in Food and Drug Administration and USDA regulations); and (b) shall comply with the Specifications and the terms of this Agreement; (c) shall be manufactured and stored in accordance with the Specifications; and (d) shall be wholesome, merchantable, fit for their intended purpose and fit for human consumption. All finished Products shall be adequate for normal shipping and storage. If any of Conte Luna’s facilities, processes, inventories or equipment are in an unsanitary condition or do not otherwise comply with applicable laws, rules and regulations or with the terms and conditions of this Agreement or the Specifications, Conte Luna shall promptly take such action as will correct the deficiencies and bring those facilities, processes, inventories and equipment into compliance with applicable laws, rules and regulations and with the terms and conditions of this Agreement. Specifically, and not in limitation of the foregoing, Conte Luna warrants and guarantees that it shall conduct all of its business activities in full compliance with the United States Federal Food, Drug and Cosmetic Act (as amended the “Act”) and all applicable federal, state and local laws, rules, regulations and guidelines. Furthermore, Conte Luna warrants that all Products that are produced or packaged for Annie’s, and all packaging and other materials that come in contact with such Products, will not at the time of shipment to Annie’s or Annie’s consignee be adulterated, contaminated or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation, and that such Products, packaging and other materials will not constitute articles prohibited from introduction into interstate commerce under the provisions of Sections 301, 402, 403, 404, 405, 409 or 505 of the Act, and Conte Luna also specifically warrants that it will register and fully comply with all applicable requirements under the Bioterrorism Act, Pub. L. No. 107-188 and the Food and Drug Administration’s implementing regulations. Nothing in this Section 2.1 shall impose on Conte Luna any obligation or liability resulting solely from Product labeling provided by Annie’s (“Annie’s Labeling”). (ii) At all times during the term of this Agreement, Conte Luna will maintain organic certification with respect to the Products by Quality Assurance International or another certification bureau or agency that Annie’s selects.

2.2 Quality Control Records. Conte Luna shall prepare and submit to Annie’s quality control records and reports as Annie’s may reasonably request, and shall also furnish to Annie’s, without charge (or hold in a designated location within Conte Luna’s Primary Facility for an agreed upon period of time), a reasonable number of samples, for quality control purposes, from each production run of each of the Products.

2.3 Inspection Reports. Conte Luna shall make available to Annie’s, at the request of Annie’s, the results of all federal, state and local inspection reports and sanitation audits, conducted from [***] days before to [***] days after the Term of this Agreement (as defined below), and relating to or affecting (i) Conte Luna’s facilities; or (ii) equipment, raw materials, ingredients, packaging materials, work-in-process or Products located therein. Conte Luna shall notify Annie’s immediately by telephone and in writing of any such inspections or audits, or any other information, which indicate the presence of any bacteriological agent or any substance that is considered by health authorities as being indicative of either unsanitary practices or of public health concern.

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Section 3. Procurement of Raw Materials; Inspection.

3.1 Purchasing. Conte Luna shall have full responsibility for timely procurement of and payment for all raw materials, ingredients, and packaging materials (collectively “Product Supplies”) necessary to produce and package Products for Annie’s under this Agreement. Conte Luna shall store all Product Supplies in accordance with good manufacturing practices prevailing in the industry and in strict compliance with the Specifications and the terms of this Agreement. Such Product Supplies shall be ordered in quantities mutually agreed to by Annie’s and Conte Luna and from suppliers identified in the Specifications or which Annie’s otherwise approves in writing.

3.2 Inspection of Product Supplies. Conte Luna shall examine all Product Supplies (other than Annie’s Labeling) and shall have final responsibility for accepting or rejecting Product Supplies (other than Annie’s Labeling) which (i) do not conform with the Specifications; (ii) were not prepared in accordance with the Specifications; (iii) do not conform with the other terms and conditions of this Agreement; or (iv) do not conform with federal, state and local laws, rules, regulations and guidelines.

Section 4. Storage. At all times, Conte Luna shall store and handle Product in accordance with the procedures set forth in the Specifications. Conte Luna agrees to warehouse and provide space for [***] pallets (the “Pallet Slot Allotment”) of Product and Product Supplies combined. If Product inventory levels exceed such Pallet Slot Allotment, Conte Luna will ship Product and/or raw materials to a third party warehouse or destination specified by Annie’s (such destinations to be designated by Annie’s prior to the start of production), at [***] expense. If Conte Luna fails to provide warehouse space in any month, Annie’s will invoice Conte Luna for [***] incurred in transporting and storing product in an alternative location of Annie’s selection.

Section 5. Price Transparency; Invoicing of Product and Payments.

5.1 Prices. Subject to adjustment pursuant to Section 5.2 of this Agreement, Conte Luna’s total price for all services rendered pursuant to this Agreement (including indexes relating to cost adjustments) is as set forth in Schedule 5.1—Pricing attached to this Agreement and the notes thereto.

5.2 Price Transparency. Conte Luna shall promptly inform Annie’s of any modification or deviation (including any increase or decrease) of costs associated or otherwise realized with the performance of its obligations under this Agreement that are identified as “Pass Through” items on Schedule 5.1 (“Pass Through Costs”). Adjustments for Pass Through costs shall be made periodically, on a dollar for dollar basis for any increase or decrease in costs incurred by Conte Luna. Annie’s shall be entitled to audit such price transparency in accordance with Section 8.2 of this Agreement.

5.3 Invoicing. Conte Luna shall invoice Annie’s on a per case basis for all finished Products shipped from Conte Luna’s facility. Invoices shall be due and payable in full within [***] days from the date of invoice. Any payment not received when due shall require a late charge at [***] percent ([***]%) per annum or the [***]. All invoices shall accurately reflect Annie’s product identification codes (set forth on Schedule A) produced as invoiced. In the event of a good faith dispute with respect to amounts invoiced by Conte Luna, unless such dispute is resolved within [***] days of Annie’s receipt of such invoice, Annie’s shall cause to be escrowed with a mutually acceptable escrow agent any amounts in dispute (“Escrowed Disputed Amounts”) for release as may be determined in accordance with Section 17 (or as otherwise may be agreed to by the parties).

Section 6. Risk of Loss. Risk of damage or loss to Products shall remain with Conte Luna until the same is shipped F.O.B. Conte Luna’s facility to Annie’s or an Annie’s consignee in accordance with the terms and conditions of this Agreement.

Section 7. Term; Extension.

7.1 Term: This Agreement shall be deemed to have taken effect on July 3, 2006 (the “Effective Date”) except for provisions referring to cheese and delivery which were effective October 2, 2006; and shall continue in effect until December 31, 2013, a period of 90 fiscal months (the “Term”). Notwithstanding the foregoing, this Agreement may be canceled or terminated as provided in Section 16 prior to the expiration of the Term.

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7.2 Option to Extend. Upon the expiration of the Term, Annie’s shall have the option to extend this Agreement, by written notice of the election of such option, on terms to be mutually agreed to by the parties.

Section 8. Records and Audits.

8.1 Product Supplies and Products. Conte Luna shall maintain and retain complete and accurate books and records relating to the production, packaging, storage and shipment of Product Supplies and Products, rejected Product Supplies and rejected Products. Conte Luna shall also maintain and retain any other records that Annie’s may reasonably request to be maintained or as are required to be kept by federal, state or local laws, rules, regulations and guidelines.

8.2 Maintenance of Records. Audits. All books and records maintained or retained pursuant to this Agreement shall be retained by Conte Luna for a period of at least [***] years, or longer if so required by federal, state or local laws, rules or regulations. Annie’s may, not more frequently than [***] per calendar year, following [***] days’ written notice to Conte Luna and during Conte Luna’s customary business hours, and in a manner which will not be unduly burdensome to Conte Luna, review Conte Luna’s books and records relating to purchases and invoices pursuant to this Agreement for the sole purpose of determining Conte Luna’s compliance with Section 5.1 in connection with “Pass Through” items only. In addition to the foregoing (if the foregoing review reveals an underpayment or a failure to revise the prices set forth on Schedule 5.1 downward by Conte Luna), no more than [***] per year and upon [***] days’ written notice and during normal business hours, Annie’s may require an audit of Conte Luna’s financial records to be conducted to determine compliance with Section 5 by an independent Certified Public Accountant reasonably acceptable to Conte Luna (it being acknowledged that any of the “Big Four” national accounting firms shall be acceptable); provided that the costs of such audit will be borne by Annie’s; provided further, however, that the costs of such audit will be borne by Conte Luna in the event that the audit determines that payments by Annie’s to Conte Luna equal or exceed [***]% of the amount that would otherwise be due to Conte Luna by Annie’s under the express terms of this Agreement.

Section 9. Confidential Information; Non-solicitation and Non-competition.

9.1 General Duty of Confidentiality. All business and technical information, whether in written or oral form and including, but not limited to, technical know-how, specifications, formulas, manufacturing process and quality control standards, coding systems, instructions and procedures, which either party may disclose to the other party or to any employee, agent or representative of either party, shall be received and retained by the parties and its employees, agents and representatives as strictly confidential and, except as provided for herein, may not be disclosed to any third party. The parties shall not disclose any such information to any person within its organization not having a need to know and shall only use such information in connection with the execution of this Agreement.

9.2 Exceptions to Confidentiality. Notwithstanding Section 9.1, each parties shall not have an obligation of confidentiality with respect to information which: (i) such party can demonstrate was in the public domain at the time of receipt from Annie’s, or which comes into the public domain without breach of an obligation assumed hereunder; (ii) was known and can be shown to have been known by such party at the time of receipt from the other party and was not acquired directly or indirectly from the other party on a confidential basis; (iii) becomes known to the party on a non-confidential basis through a third source whose own acquisition and disclosure were entirely independent of the parties to this Agreement, not in breach of any obligation hereunder and not on a confidential basis; (iv) is approved for disclosure by such party in writing; or (v) is required by court order.

9.3 Return of Materials. All originals and copies of documented business and technical information identified or reasonably identifiable as confidential or proprietary to a party shall be and remain the exclusive property of that party at all times and shall be returned to such party upon the cancellation or termination of this Agreement.

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9.4 Non-solicitation and Non-competition. To protect the proprietary rights of Annie’s, Conte Luna agrees that, during the Term of this Agreement and for a period of [***] years thereafter, it shall not (i) knowingly directly or indirectly solicit or induce any person who is, or within the past [***] months was an employee of Annie’s to terminate or negatively alter his or her relationship with the Company, (ii) directly or indirectly solicit the business of any client or customer of Annie’s for products substantially similar to those produced for Annie’s (other than on behalf of Annie’s), (iii) directly or indirectly induce any client, customer, supplier, vendor, consultant or independent contractor of Annie’s to terminate or negatively alter his, her or its relationship with Annie’s; or (iv) directly or indirectly engage (or assist others in engaging) in the manufacture, packing, or shipping of any organic (or made with organic) product that competes with any of the Products in any territory or market in which the Products are distributed or sold.

Section 10. Recalls and Withdrawals. It is hereby understood and agreed by the parties that Annie’s may acquire commercially reasonable recall and withdrawal insurance covering commercial distribution of the Products. In the event that (i) Annie’s acquires such insurance; (ii) Annie’s deems it reasonably necessary to conduct a recall or withdrawal; and (iii) the recall or withdrawal is required as the direct result of Conte Luna’s negligence or willful misconduct, then in addition to such obligations as are set forth in Section 13, (a) Conte Luna shall reimburse Annie’s for all recall and withdrawal insurance premiums paid by Annie’s during the applicable year, and (b) Conte Luna shall reimburse Annie’s for any premium increase incurred by Annie’s subsequent to or as a result of such recall or withdrawal for the remainder of the Term. Conte Luna’s obligations with respect to reimbursement pursuant to this Section 10 only shall be limited to the lesser of (i) $[***], or (ii) [***] associated with the applicable premiums and increases.

Section 11. Trademarks.

11.1 Labeling. All Products shall be packaged under Annie’s trademarks, trademarks licensed to Annie’s or such private trademarks as Annie’s may from time to time designate.

11.2 Ownership of Trademarks. Conte Luna agrees that, as between Conte Luna and Annie’s, all trademarks identified by Annie’s as being Annie’s-owned or licensed to Annie’s are valid and existing trademarks of Annie’s and the sole and exclusive property of Annie’s. Nothing in this Agreement shall give Conte Luna any right, title or interest in (i) any Annie’s-owned trademark, any trademark licensed to Annie’s or any private trademark designated by Annie’s; (ii) any Annie’s or other trade name; or (iii) the goodwill connected with any such trademark or trade name, except the right to use the same in strict accordance with the terms and conditions of this Agreement. Conte Luna shall not contest the validity or ownership of a trademark described in Section 11.1 or assist others in contesting the validity or ownership of any such trademark.

11.3 Notice of Infringement. Conte Luna shall promptly notify Annie’s, in writing, of any infringement or potential infringement of a trademark described in Section 11.1 of which Conte Luna becomes aware. Without the express written permission of Annie’s, Conte Luna shall have no right to bring any action or proceeding relating to such infringement or potential infringement or which involves, directly or indirectly, any issue the litigation of which may affect the interest of Annie’s. Nothing in this Agreement shall obligate Annie’s to take any action relating to any such infringement or potential infringement.

11.4 No Use of Confusingly Similar Marks. Conte Luna shall not adopt any trademark, trade name, trade dress, labeling or packaging which, in the reasonable judgment of Annie’s, is deceptively similar to or likely to cause confusion with respect to a trademark described in Section 11.1 or with respect to Products.

11.5 Approval of Packaging. Conte Luna agrees that Annie’s shall determine and provide in writing the printed matter to be carried on packaging materials and labeling utilized pursuant to this Agreement. Annie’s also agrees to reimburse Conte Luna for the cost of any changes in the printed matter or labeling to be carried on packaging materials and for any product, raw material or packaging made obsolete or unsalable by such change.

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Section 12. Liens and Security Interests. Conte Luna specifically waives any and all liens and/or security interests which it might acquire by operation of law or otherwise in Products to which title has passed to Annie’s under the terms and conditions of this Agreement. Conte Luna’s continued right to possession of Products and other items provided to it shall be determined solely by the terms and conditions of this Agreement and, in any event, Conte Luna shall at no time have any power of sale or disposal over any such item except upon the prior written consent of Annie’s.

Section 13. Indemnity.

13.1 Indemnification. (i) Indemnification of Annie’s. Conte Luna shall indemnify and hold Annie’s harmless from and against (a) any and all liability, loss or damage, cost or expense (including court costs and attorneys’ fees) arising out of a breach of Conte Luna’s obligations under this Agreement, including but not limited to a breach of Conte Luna’s representations, warranties and covenants set forth in Section 2.1 of this Agreement, or for injuries (including but not limited to bodily injury, death or dismemberment) or other economic damages resulting from Conte Luna’s or its agents’ negligence or willful misconduct; and (b) any and all liability, loss or damage, cost or expense (including court costs and attorney fees) arising out of, resulting from or in any way connected with complaints, demands, claims or legal actions alleging patent infringement, violations of any patent rights or unfair competition in connection with Conte Luna’s performance of any obligations under this Agreement. (ii) Process for Claims. In the event of consumer, customer or governmental agency complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the consumption or use of any Products produced, packaged, stored or shipped by Conte Luna, Conte Luna shall indemnify and hold Annie’s from and against any and all liability, loss or damage, cost or expense, of whatsoever nature and by whomsoever asserted, arising out of, resulting from or in any way connected with such complaint, demand, claim or legal action, except that Conte Luna shall not be responsible for, and shall not be required to indemnify or hold harmless Annie’s against, any liability for illness, injury, death or damage attributable to defects in Products that independent investigation discloses (a) originated solely after the Products left the custody and control of Conte Luna and was not attributable to any act or omission of Conte Luna prior to such Products leaving such custody and control, or (b) originated solely from proprietary Annie’s Specifications including labeling. Conte Luna shall assume full responsibility for, and the expense of, investigation, defense, legal fees, settlement and payment of all such complaints, demands, claims and legal actions; provided that Annie’s may, at its expense, participate in any legal action through counsel of its own choice. Annie’s shall promptly notify Conte Luna of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof. (iii) Indemnification of Conte Luna. Annie’s shall indemnify and hold Conte Luna harmless from and against (a) any and all liability, loss or damage, cost or expense (including court costs and attorney fees) arising out of a breach of Annie’s obligations under this Agreement, including but not limited to a breach of Annie’s representations, warranties and covenants; or for injuries (including but not limited to bodily injury, death or dismemberment) or other economic damages resulting from Annie’s or its agents’ negligence or willful misconduct; and (b) any and all liability, loss or damage, cost or expense (including court costs and attorneys’ fees) arising out of, resulting from or in any way connected with complaints, demands, claims or legal actions alleging trademark, trade name, trade dress, labeling or packaging infringement, violations of any trademark rights or unfair competition in connection with Conte Luna’s performance of any of its obligations under this Agreement. (iv) Process for Claims. In the event of consumer, customer or governmental agency complaints, demands, claims or legal actions alleging illness, injury, death or damage as a result of the consumption or use of any Products produced, packaged, stored or shipped by Conte Luna, Annie’s shall indemnify and hold Conte Luna from and against any and all liability, loss or damage, cost or expense, of whatsoever nature and by whomsoever asserted, arising out of, resulting from or in any way connected with such complaint, demand, claim or legal action, except that Annie’s shall not be responsible for, and shall not be required to indemnify or hold harmless Conte Luna against, any liability for illness, injury, death or damage attributable to defects in Products that independent investigation discloses originated solely before the Products left the custody and control of Conte Luna and was not attributable to any act or omission of Annie’s prior to such Products leaving such custody and control. Annie’s shall be responsible for all package labeling. Annie’s shall assume full responsibility for, and the expense of, investigation, defense, legal fees, settlement and payment of all such complaints, demands, claims and legal actions; provided that Annie’s may, at its expense, participate in any legal action through counsel of its own choice. Annie’s shall promptly notify Conte Luna of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof.

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13.2 Insurance. Both Annie’s and Conte Luna shall maintain commercial general liability insurance (including products liability and contractual liability), with limits of not less than $[***] combined single limit, for bodily injury or death to any person or persons and loss or damage to any property. Such insurance shall be written by an insurance carrier reasonably acceptable to both parties, and shall name the other party as an additional insured. Its terms and conditions shall not be materially changed, altered (unless to increase coverage) or canceled until ten days after termination or cancellation of this Agreement. A certificate of such insurance coverage shall be furnished to the other party upon execution of this Agreement and thereafter upon request.

Section 14. Patent Infringement. Conte Luna shall assume full responsibility for, and the expense of, investigation, defense, legal fees, settlement and payment of all patent infringement complaints, demands, claims and legal actions; provided that Annie’s may, at its expense, participate in any legal action through counsel of its own choice. Annie’s shall promptly notify Conte Luna of any such complaint, demand, claim or legal action and cooperate fully in the defense thereof.

Section 15. Relationship. The relationship which Conte Luna holds as to Annie’s is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between Annie’s and Conte Luna the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby expressly denied, nor shall Conte Luna be considered in any sense an affiliate or subsidiary of Annie’s. Conte Luna shall not have any authority to create or assume in Annie’s name or on its behalf any obligation, expressed or implied, or to act or purport to act as Annie’s agent or legally empowered representative for any purpose whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction or act or omission to act of the other, except as expressly provided herein. Conte Luna shall have exclusive control over production, packaging and storage operations at Conte Luna’s Facility and shall direct and be responsible for the performance of all operations at Conte Luna’s Facility. Conte Luna shall retain exclusive legal responsibility for the performance of and compliance with all of the terms and conditions of this Agreement which are to be performed by or complied with by Conte Luna, provided however that the Annie’s Representative and other Annie’s employees may provide technical assistance or consultation to Conte Luna; and provided further that such assistance and consultation shall be of an advisory nature only and, except to the extent specifically agreed in a writing signed by a duly authorized officer of Annie’s and Conte Luna, in no event shall Annie’s assume any liability or responsibility with respect to such assistance or consultation.

Section 16. Termination.

16.1 Termination by Annie’s. Annie’s reserves the right to immediately terminate this Agreement (subject to Section 16.2) in the following circumstances: (i) where Conte Luna has failed to perform or meet any material term or condition hereof and has failed to correct the same within 30 days after written notice of such failure by Annie’s; (ii) where (a) Conte Luna fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Conte Luna within 60 days after the date of such filing, or files such a petition on a voluntary basis; or (b) Conte Luna makes an assignment or deed of trust for the benefit of creditors; or (c)Conte Luna fails to vacate the appointment of a receiver or trustee for Conte Luna or for any interest in Conte Luna’s business within 60 days after such appointment; or (d) Conte Luna permits an attachment to be levied against and remain outstanding on any of its equipment or plant for more than 20 days; or (e) Conte Luna’s interest or rights under this Agreement, or any part thereof, pass to another by operation of law; or (f) Conte Luna ceases to do business as a going concern or ceases to conduct its operations in the normal course of business; or (g) Conte Luna substantially changes the nature of its business or there is a substantial change in the ownership (outside of the Marano family) of Conte Luna; (iii) where Conte Luna or its agents or representatives has adulterated any Products or has substituted or added, with respect to any instruction, specification, formula, manufacturing process or quality control standard or any procedure set forth in this Agreement or any exhibit hereto, an ingredient, component, process or procedure not called for thereby, or

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has altered or omitted an ingredient, component, process or procedure called for thereby; (iv) where Annie’s provides notice to Conte Luna of its election to terminate this Agreement, and Annie’s pays to Conte Luna the amount set forth on Schedule 16.1–Buy Out to this Agreement within 30 days of such notice; provided that Annie’s promptly takes delivery of and pays Conte Luna for all inventories, Product, raw material, ingredients, packaging, etc., and transportation of same; that meet Annie’s specifications; or (v) upon the achievement of the Target Production, provided however, that Annie’s may alternatively elect to extend this Agreement pursuant to Section 7.2. The termination rights granted under this Section are cumulative with and in addition to any other rights or remedies to which Annie’s may be entitled arising from any violation, default or breach of this Agreement.

16.2 Timing of Termination by Annie’s. Conte Luna agrees that, in the event that any of the events set forth in Section 16.1(ii)(e) or 16.1(ii)(f) should occur, Annie’s may, at its sole option, elect to terminate this Agreement (i) immediately or (ii) 60 days from the date of notice of termination by Annie’s; during such 60 day period Conte Luna shall continue to produce, package, store, ship and sell Product to Annie’s in accordance with the terms and conditions of this Agreement.

16.3 Termination by Conte Luna. Conte Luna reserves the right to immediately terminate this Agreement in the following circumstances: (i) where Annie’s has failed to perform or meet any material term or condition hereof, including nonpayment of any uncontested amount owed under this Agreement or any Escrowed Disputed Amounts, and has failed to correct the same within 30 days after written notice of such failure by Conte Luna; or (ii) where (a) Annie’s fails to vacate an involuntary bankruptcy, insolvency or reorganization petition or petition for an arrangement or composition with creditors filed against Annie’s within 60 days after such filing, or files such a petition on a voluntary basis; or (b) Annie’s makes an assignment or deed of trust for the benefit of creditors; or (c) Annie’s fails to vacate the appointment of a receiver or trustee for Annie’s or for any interest in Annie’s business within 60 days after such appointment; or (d) Annie’s interest or rights under this Agreement, or any part thereof, pass to another by operation of law; or (e) Annie’s ceases to do business as a going concern or ceases to conduct its operations in the normal course of business; or (f) Annie’s substantially changes the nature of its business or there is a substantial change in the ownership of Annie’s; The termination rights granted under this paragraph are cumulative with and in addition to any other rights or remedies to which Conte Luna may be entitled arising from any violation, default or breach of this Agreement. In the event this Agreement is terminated by Conte Luna pursuant to Section 16.3(ii) or a payment default under Section 16.3(i), Annie’s shall reimburse Conte Luna for all amounts owed to Conte Luna (including any amounts under Section 16.1(v) that are outstanding under this Agreement. In the event a court determines that Annie’s owes Conte Luna for any monies previously listed by Annie’s as undisputed or disputed, Annie’s shall reimburse Conte Luna for all attorney fees and court costs. All such amounts shall be paid by Annie’s to Conte Luna within 30 days of Conte Luna’s termination of this Agreement.

16.4 No Waiver. Any failure by either party to notify the other party of a violation, default or breach of this Agreement, or to terminate this Agreement on account thereof, shall not constitute a waiver of such violation, default or breach or a consent, acquiescence or waiver of any later violation, default or breach, whether of the same of a different character.

16.5 Effect of Termination. (i) Upon termination or cancellation of this Agreement the rights granted hereunder shall immediately become null and void, and Conte Luna shall discontinue all use of the trademarks referred to in Section 11 hereof and shall return to Annie’s all originals and copies of the information subject to Section 9 hereof, but such termination or cancellation shall not affect any obligation or liability incurred by Conte Luna prior to termination or cancellation. (ii) Upon termination or cancellation of this Agreement for any reason, Conte Luna shall deliver to Annie’s, within a reasonable period of time (but not to exceed 30 days), all Products owned by Annie’s or for which Annie’s has paid including all freight costs, in useable condition, as well as all other property of Annie’s in the possession, custody or control of Conte Luna. (iii) Upon termination or cancellation of this Agreement for any reason, Annie’s shall promptly pay (no later than 30 days after such termination or cancellation) for all Products and Product Supplies owned by Conte Luna and for commitments made to vendors for Product Supplies not yet delivered under this Agreement.

Confidential Treatment Requested

Section 17. Severability; Governing Law; Jurisdiction; Venue. In the event that any provision of this Agreement is declared invalid or contrary to any law, rule, regulation or public policy of the United States or any state, all of the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this agreement shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision shall be reformed to the minimum degree that would render it enforceable. This Agreement shall in all respects be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, applicable to contracts executed and to be wholly performed therein. The parties further specifically agree that any action or proceeding arising out of or in connection with this Agreement shall be venued in the state and federal courts sitting in Boston, Massachusetts, and consent to the personal jurisdiction of each of said courts.

Section 18. Notices. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed to have been sufficiently given if in writing and either delivered against receipt or sent by registered or certified mail or internationally recognized carrier (including but not limited to FedEx and DHL) addressed as indicated below; such notice if mailed shall be deemed completed on the third day following the deposit thereof in the United States mail:

(i) If to Annie’s:

Annie’s Homegrown, Inc.

564 Gateway Drive

Napa, CA 94558

Attn.: John Foraker, President

With a copy to:

Kirkpatrick & Lockhart Preston Gates Ellis LLP

State Street Financial Center

One Lincoln Street

Boston, MA 02111

Attn.: Stephen L. Palmer, Esq.

(ii) If to Conte Luna:

Conte Luna Foods

760 South 11th Street

Philadelphia, PA 19147

Attn: Luke Marano, Jr., President

With a copy to:

Barbara Farley, Esq.

Barbara L. Farley, a Professional Corporation

325 Chestnut Street

Suite 915

Philadelphia, PA 19106

Either party may, by notice as aforesaid, designate a different address or addresses for notices or other communications intended for it.

Section 19. Miscellaneous.

19.1 No Assignment. Conte Luna shall not assign, convey or transfer this Agreement or any part of its rights under this Agreement without the express written consent of Annie’s. Annie’s shall not assign, convey or transfer this Agreement or any part of its rights under this Agreement without the express written consent of Conte Luna, which consent shall not be unreasonably withheld. In the event such written consent is obtained, the holder or holders through assignment, transfer or conveyance of this Agreement or the rights granted hereunder shall be bound by all of the terms and conditions thereof.

Confidential Treatment Requested

19.2 Entire Agreement; Amendments. This Agreement constitutes the entire understanding between the parties relating to Products and supersedes and cancels any and all previous contracts or agreements between the parties with respect to any Product other than the Mutual Nondisclosure and Confidentiality Agreement by and between the parties, dated June 12, 2002, which is hereby ratified and confirmed. This Agreement may not be altered, amended or modified except by a written instrument executed by duly authorized officers of Annie’s and Conte Luna.

19.3 Headings. The headings herein are inserted for convenience only and shall not be deemed to have any substantive meaning.

19.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

[Signature Page Follows]

Confidential Treatment Requested

[Revised Contract Manufacturing and Packaging Agreement Signature Page]

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officials on the day and year first above written.

ANNIE’S HOMEGROWN, INC.

By:	/s/ John Foraker
John Foraker
President

PHILADELPHIA MACARONI COMPANY

d/b/a Conte Luna Foods

By:	/s/ Luke Marano, Jr.
Luke Marano, Jr.
President

Confidential Treatment Requested

Schedule A—Annie’s Homegrown Product List

Item	CLF Reference	Short Description
00004	09016	Shells & White Cheddar (purple box)
00004A	09016A	Shells & White Cheddar (purple box)
00004	09016C	Shells & White Cheddar (purple box)
00005A	07701	DW Whole Wheat Pasta & Alfredo
00005	07702	DW Whole Wheat Pasta & Alfredo
00006	09040	Organic Whole Wheat Shells & Cheddar
00007	09033	Organic Mild Mexican Shells & Cheddar
00009	07402	Arthur Mac & Cheese
00010	01937	Rotini Pasta w/ Four Cheese Sauce
00011	06537	Penne Pasta w/ Alfredo Sauce
00014	12537	Curly Fettuccine w/ White Cheddar & Broccoli Sauce
00020	09050	Shells & White Cheddar (purple box)
00022	09042	Organic Whole Wheat Shells & Cheddar
00025	07605	Bunny Shape Pasta & Yummy Cheese
00026	09052	Family Size: Shells & Cheddar
00027	09029	Organic Shells w/ White Cheddar
00037	09044	Costco Shells and White Cheddar-12 pack (CANADA)
00045	00605	Mild Mac (Blue Box)
30090	00606	Mild Mac (Blue Box)
03692	09012	Nature’s Promise Organic Shells & White Cheddar
03893	00612	Nature’s Promise Organic Macaroni & Cheddar
18802	00653	Macaroni & Cheese
18804	09053	Shells & Cheese
18806	04327	Stroganoff
18807	12527	Cheesy Lasagna
18808	01127	Cheeseburger Macaroni
18810	06547	Cheddar Chicken
18814	01927	Creamy Tuna Spirals
30050	00650	Family Size Macaroni and Cheese
30060	07604	Bunny Shape Pasta & Yummy Cheese
30062	09025	Family Size: Shells & Cheddar
30062	09025A	Family Size: Shells & Cheddar
30063	09030	Organic Shells w/ White Cheddar
30063	09030C	Organic Shells w/ White Cheddar
30069	07103	Organic Peace Pasta w/ Parmesan
30084	09017	Shells & Wisconsin Cheddar (orange box)
30084	09017C	Shells & Wisconsin Cheddar (orange box)
30084A	09017A	Shells & Wisconsin Cheddar (orange box)
30087	09041	Costco Shells and White Cheddar-12 pack
30086	09046	Costco Shells and White Cheddar-15 pack
30097	09032	Organic Alfredo Shells & Cheddar
30098	09035	Organic Shells & Wisconsin Cheddar
30098	09035C	Organic Shells & Wisconsin Cheddar
30099	09020	Organic Family Size Shells & Cheddar
30099	09020A	Organic Family Size Shells & Cheddar
035927	09076	Trader Joes Organic Shells & Cheddar
69355	09026	President’s Choice Organic Shells & White Cheddar
70818	00626	President’s Choice Organic Macaroni & Cheddar
30087/112	09043	BJ’s Shells and White Cheddar- 12 pack
00039	09054	Canadian Shells & Wisconsin Cheddar
30068	09036	Shell-Org-WisChd-30098-15/6oz

Confidential Treatment Requested

Schedule 1.1—Sample Specifications

Product Specifications

Product Name: Annie’s Shells & White Cheddar 7.0 oz.                                                                              UPC             13562 00004

Pasta Specification

Product Description: item # 090-01

Mini-shell shaped ridged pasta made with enriched semolina. Finished product shall be typical pasta, smooth, hard and brittle. Product shall not be sticky or adhere to one another after cooking. Product shall be free from musty or off odors and tastes.

Ingredilents:

Durum semolina (enriched with Niacin, Ferrous Sulfate, Thiamine Mononitrate, Riboflavin, and Folic Acid), water.

Physical Characteristics:	English System	Int’l. Metric System
Length	1.000” +/- 0.250”	25.4 +/- 6.4 mm
Thickness (Ridge)	0.050” +/- 0.005”	1.3 +/- 0.1 mm
Thickness (Valley)	0.043” +/- 0.005”	1.1 +/- 0.1 mm
Width	0.440” +/- 0.050”	11.2 +/- 1.3 mm
Bulk Density	66 +/- 5 pieces/10 grams
Defect	10% Max. (by weight)

Chemical Characteristics
Moisture	13.0% Maximum	AACC

Microbiological Specification
Quantitative Analysis		AOAC 966.23
Aerobic Plate Count	100,000/g Maximum
Coliform (MPN)	200/g Maximum	AOAC 966.23
E.Coli (MPN)	<10/g	AOAC 966.23
Staph, Coag. Positive	<10/g	AOAC 975.55
Yeast and Mold	200 /g Maximum	AOAC FDA-BAM
Qualitative Analysis		AOAC 996.08
Salmonella	Negative/375 g

Protein percentage:	at 13% moisture, 12% minimum
Ash	at 13% moisture, .75 max

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Shelf life	when stored under proper conditions (50-90 degrees F /relative humidity 55-65%) with proper stock rotation, shelf life should be approx 2 years

Cheese Specifications: 36440 (DairiConcepts) Proprietary

Ingredients:

Cheddar Cheese (Pasteurized Milk, Cheese Cultures, Salt, Enzymes), Whey, Dry Buttermilk, Butter

(Cream, Salt), Salt, Disodium Phosphate.

Chemical and Microbiological Standards:
Moisture:	5.0% max.	Total plate count:	5,000/g max.
Fat:	28.0 33.0%	Yeast	20/g max.
Salt:	5.5—9.5%	Mold	20/g max.
Color:	cream colored	Salmonella:	none detected
Flavor:	typical of sharp cheddar	Staph Aureus	none detected
pH:	5.2—5.6	E. coli	none detected
		Coliform	15/g max.

Manufacturing Specifications

Product is to be made in a temperature and humidity controlled environment.

Target Weights
Cheese Weight:	33g—35g target 34g
Pasta net weight:	161g—169g target 165g

Shelf life:	18 months finished goods

Coding
Cheese Pouch Code:	Ink jet Annie’s pre-printed Kraft colored film
Yr. of cheese production, Julian date of cheese production, if G =. Conte Luna
Grand Forks
Ex: 1340G Equals cheese produced 12/6/01

Carton Code:	Laser jet or embossed expiration (18 months from date of production)
Month/Day/Year, Plant, Shift, Line
Ex: 063005G1A = January 30,2004 at Grand Forks, 1st shift, Line “A”

Shipping Container:	at least 1 inch high—2 LINES
Month/Day/Year, Plant, Shift, Line
Name of Item Product + Military time of production
Shells & Cheddar 13562 00004
063005G1A 15:36

Case pack	12/7oz
Pallet pattern	28 x 5= 140 per pallet. Shrink wrapped.
Alternate layer pattern.
Double stack-2 pallets, maximum.

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Packaging Materials Specifications

Pouch Film:	25#NK/ 7.5# PE .0003 Foil 15LDPE
Printed 1 color
PMS color 2593
WB varnish
Certificate of Compliance required for each shipment meeting all FDA requirements for food contact

Folding Carton	3 color + 1 special (PMS 2593)
CCNB; .016” caliper, Aqueous coating,
at least 65% post consumer waste
printed with soy based inks
must be able to furnish consumer information on all materials
Dimensions:

Outer case	Style: Gap T&B inside glue
32 ECT/ B flute/G joint/Water resist starch
1 color print (PMS 2593)/ white board
Dimensions:

Storage Conditions

Warehouse temperature is to be maintained to the following specifications:
Temperature:	48-78 Degrees F
Relative humidity	no more than 50%

Pallets	40 x 48” 4 way grocery grade
Hardwood
Interior storage ONLY.
Inspected.
7 stringer top / 5 stringer bottom / < 2 plugs

Pest control	in compliance with all federal and state regulations and USDA National
Organic Program

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Schedule 5.1 Addendum Definitions:

For the purposes of this Schedule 5.1, ‘AH” shall mean Annie’s Homegrown, Inc. and ‘CL” shall mean the Philadelphia Macaroni Company, doing business as Conte Luna Foods,

‘Annual Production” shall mean for any Year the total weight of pasta shipped for Products within that year plus the weight of pasta in products produced using the equipment for third parties (‘Third Party Products).

‘Minimum Annual Production’ shall mean Annual Production of not less than [***] pounds.

‘Annual Projected Production” shall mean the total weight of pasta in Products anticipated to be shipped within the Year.

‘Suitable Notice” shall mean a minimum of [***] calendar days and at the time of such order; there shall be remaining Available Capacity to enable production of such order. AH will provide Conte Luna with annual forecasts and [***]-day rolling forecasts by product family for production planning purposes.

‘Available Capacity” shall mean that assuming all prior orders have been filled at a rate of [***] pounds per shift, in aggregate, from the date of receipt of such prior orders, any order shall not exceed the calculated remaining capacity for fulfillment at a rate of [***] pounds per shift.

‘Year’ shall mean each fiscal twelve month period beginning on July 4, 2005.

Additional Notes: General
1a	Ingredients -Flour	This is a Pass-Through item.

1b	Conversion	This cost component is fixed during the initial term of this Agreement. It will be renegotiated if AH elects to extend the Agreement under Paragraph 7.2.

2a	Carton	This is a Pass-Through item.

2b	Pouch Materials	This is a Pass-Through item.

2c	Cheese	This is a Pass-Through item.

2d	Case - Corrugated	This is a Pass-Through item.

2e	Tape, SW, SS, Glue, Pallet	This cost component is initially $[***] per pallet, to be adjusted annually according to the agreed price index listed below.

3a and	Equipment and Interest	Capital equipment costs are capped at $[***]; capital equipment costs and interest will be adjusted downward if CL’s 3b actual costs are lower. CL will recover capital equipment costs and interest thereon at a per CVVT charge to AH, based on a straight line amortization of that cost. Capital Equipment Costs will be amortized over each year’s Annual Projected Production. See Schedule 5.2 for each year’s Capital Equipment Costs. Interest Expenses for each year will be amortized over the Annual Projected Production. See Schedule 5.2 for each year’s Interest Expense. At the end of each Agreement year, both the Capital Equipment Costs and the Interest Expense from the schedule will be compared to the amounts charged for the same period. Any excess will be refunded to AH and any deficiency will be paid by AH to CL

Confidential Information Redacted		Confidential Treatment Requested

Upon completion of the Capital Equipment Costs and Interest Expense from Schedule 5.2, Annie’s shall incur no further capital charge for the equipment.

4	Labor	$[***] per CWT, with a minimum purchase requirement of [***] pounds (1)

(1) In the event AH orders and CL ships less than the minimum purchase requirement in any year, AH shall pay any shortfall within [***] days of the end of the applicable year.

5a	Mechanic	$[***] per CWT, with a minimum purchase requirement of [***] pounds (1)

(1) In the event AH orders and CL ships less than the minimum purchase requirement in any year, AH shall pay any shortfall within [***] days of the end of the applicable year.

5b	Repairs and Maint	This is a Pass-Through item.

5C	Utilities	This is a Pass-Through item; charged at a budgetary rate of $[***] per CWT with a minimum purchase requirement of [***] pounds

5d	Logistics	Charged at a budgetary rate of $[***] per CWT with a minimum purchase requirement of [***] pounds

(1) In the event AH orders and CL ships less than the minimum purchase requirement in any year, AH shall pay any shortfall within [***] days of the end of the applicable year.

5e	Factory Overhead	$[***] per CWT, with a minimum purchase requirement of [***] pounds (1)

(1) In the event AH orders and CL ships less than the minimum purchase requirement in any year, AH shall pay any shortfall within [***] days of the end of the applicable year.

5f	Insurance	This is a Pass-Through item; charged at a budgetary rate of $[***] per CWT with a minimum purchase requirement of [***] pounds (1)

(1) In the event AH orders and CL ships less than the minimum purchase requirement in any year, AH shall pay any shortfall within [***] days of the end of the applicable year.

5g	Administrative	$[***] per CWT, with a minimum purchase requirement of [***] pounds (1)

(1) In the event AH orders and CL ships less than the minimum purchase requirement in any year, AH shall pay any shortfall within [***] days of the end of the applicable year.

5h	Profit	This cost component is fixed at $[***] per CWT over the life of the contract.

6	Transportation	This is a Pass-Through item: charged at a budgetary rate of $[***] per CWT for the first year.

Confidential Information Redacted		Confidential Treatment Requested

Annual Adjustments:	Components 2e (Tape, SW, SS & Pallet); 4 (Labor); 5a (Mechanic): 5d (Logistics); 5e (Factory Overhead); 5g (Administrative Expense) shall be increased by [***]% per year.

Confidential Information Redacted		Confidential Treatment Requested